Consent Authorizing Use of Previously-filed Legal Opinion
                for Neuberger Berman Equity Assets ("Registrant")


In connection with Post-Effective Amendment Nos. 16 and 17 to Registrant's Registration Statement on Form N-1A (File Nos. 33-82568 and 811-8106) to be filed with the Securities and Exchange Commission on or about November 30, 1999, we hereby consent to the continued use of the Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters with respect to Neuberger Berman Equity Assets and its series Neuberger Berman Focus Assets, Neuberger Berman Guardian Assets, Neuberger Berman Manhattan Assets, and Neuberger Berman Partners Assets, previously filed in Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form N-1A (File Nos. 33-82568 and 811-8106); the Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters with respect to Neuberger Berman Genesis Assets previously filed in Post-Effective Amendment No. 9 to Registrant's Registration Statement on Form N-1A (File Nos. 33-82568 and 811-8106); and the Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters with respect to Neuberger Berman Socially Responsive Assets previously filed in Post-Effective Amendment No. 1 the Registration Statement of Neuberger Berman Equity Series on Form N-1A (File Nos. 333-66137 and 811-09011). We further consent to the filing of this consent in connection with Post-Effective Amendment Nos. 16 and 17 to Registrant's Registration Statement. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.


                                   Sincerely,


                                   /s/ KIRKPATRICK & LOCKHART LLP